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EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 pertaining to the ADVO, Inc. Deferred Compensation Plan and to the incorporation by reference therein of our reports dated October 19, 1999 and December 13, 1999, with respect to the consolidated financial statements and schedule of ADVO, Inc. incorporated by reference or included in its Annual Report (Form 10-K) for the year ended September 25, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP




Hartford, Connecticut
October  4, 2000